UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 6, 2021

CYREN LTD.

(Exact Name of Registrant as Specified in its Charter)

Israel	000-26495	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Ha-Menofim St., 5th Floor Herzliya, Israel	4672561
(Address of Principal Executive Offices)	(Zip Code)

011–972–9–863–6888

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Ordinary Shares, par value ILS 0.15 per share	CYRN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 6, 2021, Cyren Ltd. (the “Company”) received a written letter (the “Extension Notice”) from Listing Qualifications Staff of The Nasdaq Stock Market, LLC (“Nasdaq”) notifying the Company that Nasdaq has granted the Company an additional 180 calendar days, or until April 4, 2022 (the “Extension Period”), to regain compliance with the requirement for the Company’s ordinary shares (“Ordinary Shares”) to maintain a minimum bid price of $1.00 per share for continued listing on the Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”).

The Extension Notice has no immediate effect on the continued listing status of the Company’s Ordinary Shares on the Nasdaq Capital Market. The Company’s Ordinary Shares remain listed on the Nasdaq Capital Market.

As previously disclosed on the Current Report on Form 8-K filed on April 13, 2021 with the Securities and Exchange Commission, the Company received a written notification from Nasdaq notifying the Company that it had failed to comply with the Minimum Bid Price Requirement because the bid price for the Company’s Ordinary Shares over a period of 30 consecutive business days prior to such date had closed below the minimum $1.00 per share requirement for continued listing. The notification had no immediate effect on the listing or trading of the Ordinary Shares on the Nasdaq Capital Market. The Company initially had a period of 180 calendar days, or until October 5, 2021, to regain compliance with the Minimum Bid Price Requirement.

If at any time before April 4, 2022, the bid price of the Company’s Ordinary Shares closes at or above $1.00 per share for a minimum of 10 consecutive business days, Nasdaq will provide written notification that the Company has achieved compliance with the Rule. If compliance with the Rule cannot be demonstrated by April 4, 2022, Nasdaq will provide written notification that the Company’s Ordinary Shares will be delisted. At that time, the Company may appeal Nasdaq’s determination to a Hearings Panel.

The Company will continue to monitor the bid price for its Ordinary Shares and consider various options available to it if its Ordinary Shares do not trade at a level that is likely to regain compliance. These options include effecting a reverse stock split. There can be no assurance that the Company will regain compliance with the Minimum Bid Price Requirement or maintain compliance with any of the other Nasdaq continued listing requirements.

A copy of a press release announcing the above is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statement and Exhibits.

(d)	Exhibits.

99.1	Press Release issued by Cyren Ltd. on October 6, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYREN LTD.

Dated: October 6, 2021
	By:	/s/ Brett Jackson
	Name:	Brett Jackson
	Title:	Chief Executive Officer